Exhibit 99.1

Press Release

For Immediate Release

Contacts:	Raymond V. O’Brien III, Chairman of the Board
Christopher D. Myers, President and CEO
(909) 980-4030

CVB Financial Corp. Announces Planned Retirement of CEO Chris Myers,

Board Initiates Succession Process

•	President and CEO Christopher Myers to step down effective March 15, 2020 after long and productive tenure
•	Mr. Myers to remain available on consulting basis through December 31, 2020 to facilitate smooth transition
•	CVBF’s Board of Directors committed to maintaining Citizens Business Bank’s existing strategy and business model
•	Deep and experienced senior management team remains in place to support continued strong performance

Ontario, CA, July 18, 2019 -- CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (together, “the Company”), announced that the Company’s President and CEO, Christopher Myers, has decided to retire effective March 15, 2020 and the Company’s Board of Directors has begun the leadership transition process for the organization. Mr. Myers, who has served as the Company’s chief executive since 2006, will remain available to the Company as a consultant through December 31, 2020 in order to facilitate a smooth and orderly transition.

“I believe it is the right time for me to step aside and help the Bank transition to new leadership,” said Mr. Myers. “I want to thank George Borba, Sr. for providing me the opportunity to lead Citizens Business Bank at the relatively young age of 44, thirteen years ago. He took a chance on me, and I am forever grateful. Over the last decade plus, our team has accomplished every major objective that I envisioned, including reengineering and bolstering our deposit and funding base, achieving significant geographic expansion, and consistently producing outstanding financial performance. I am particularly proud of our transformational merger with Community Bank, which closed this past August. We have truly taken our combined company to a new financial level. None of these accomplishments would have been possible without an outstanding group of executives and associates who joined me in our quest to be the best. They believed in me, and I in them. I look forward to continuing to lead the bank as the Board conducts its search process and will do my best to help facilitate a smooth transition for my successor, the Bank, the Board and all of our stakeholders.”

Mr. Myers’ tenure as CEO has been defined by strong growth and extraordinary financial results for the Company. During his tenure as President & CEO from 2006 until today, Citizens Business Bank’s non-interest-bearing deposits have more than tripled while total deposits and loans are up over 250% and Shareholder’s equity has increased from approximately $375 million in 2006 to over $1.9 billion today. Quarterly earnings per share have grown from $0.21 to $0.37 per quarter and return on average assets has grown from 1.22% to 1.84%. The Company’s stock market capitalization, which declined to less than $600 million during the 2009 recession, has now grown to almost $3 billion.

“Chris Myers has a record of unparalleled performance for our organization as our President and CEO, and we are grateful to him for his long and exceptional service as the leader of our management team and as a fellow director,” said Raymond V. O’Brien III, the Company’s Chairman of the Board. “He has brought about tremendous growth and strengthened our franchise while maintaining an enviable track record of 168 consecutive quarters of profitability and 118 consecutive quarters of paying a dividend to our shareholders, which we believe is unique for a banking organization of our size and scale.”

Mr. O’Brien continued, “That said, our Board of Directors is proud that our Company has developed a deep and experienced senior management team and leadership bench, and we’re committed to moving forward together to ensure the continuation of our long track record of outstanding performance. We appreciate Chris’ willingness to remain in place as our President and CEO until mid-March of next year as our organization transitions to new leadership. The Board is pleased with the Company’s existing strategy and performance, and we do not anticipate any strategic changes to the Company’s business or financial model at this time.”

The Board has initiated a robust process to identify and select a qualified and suitable successor to lead the Company, consistent with existing succession planning protocols. As part of that process, the Board has formed a special committee to oversee the transition process and will engage an outside executive search firm to assist in identifying and evaluating qualified internal and external candidates for the Company’s leadership succession.

Conference Call

As previously announced, management will be holding a conference call at 7:30 a.m. PDT/10:30 a.m. EDT on Thursday, July 25, 2019 to discuss the Company’s second quarter 2019 financial results. In addition, the Company will at that time be prepared to briefly address any questions regarding Mr. Myers’ planned retirement. To listen to the conference call, please dial (877) 506-3368. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available through August 8, 2019 at 6:00 a.m. PDT/9:00 a.m. EDT. To access the replay, please dial (877) 344-7529, passcode 10132730. The conference call will also be simultaneously webcast over the Internet; please visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab to access the call from the site. Please access the website 15 minutes prior to the call to download any necessary audio software. This webcast will be recorded and available for replay on the Company’s website approximately two hours after the conclusion of the conference call, and will be available on the website for approximately 12 months.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is one of the 10 largest bank holding companies headquartered in California with over $11 billion in total assets. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services through 58 banking centers and 3 trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

Notice Regarding Forward-Looking Statements

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s leadership transition and search for a new Chief Executive Officer, current business plans and expectations and our future financial position and operating results. Words such as “will likely result”, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will,” “strategy”, “possibility”, and variations of these words and similar expressions help to identify these forward looking statements, which involve risks and uncertainties. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic and market conditions and political events and the impact they may have on us, our customers and our assets and liabilities; our ability to attract deposits and other sources of funding or liquidity; supply and demand for commercial or residential real estate and periodic deterioration in real estate prices and/or values in California or other states where we lend; a sharp or prolonged slowdown or decline in real estate construction, sales or leasing activities; our ability to identify suitable and qualified replacements for any of our executive officers who may leave their employment with us, including our Chief Executive Officer; changes in the financial performance and/or condition of our borrowers, depositors, key vendors or counterparties; changes in our levels of delinquent loans, nonperforming assets, allowance for loan losses and charge-offs; the costs or effects of mergers, acquisitions or dispositions we may make, whether we are able to obtain any required governmental approvals in connection with any such mergers, acquisitions or dispositions, and/or our ability to realize the contemplated financial or business benefits associated with any such mergers, acquisitions or dispositions; the effect of changes in laws, regulations and applicable judicial decisions (including laws, regulations and judicial decisions concerning financial reforms, taxes, bank capital levels, allowance for loan losses, consumer, commercial or secured lending, securities and securities trading and hedging, bank operations, compliance, fair lending, the Community Reinvestment Act, employment, executive compensation, insurance, cybersecurity, vendor management and information security technology) with which we and our subsidiaries must comply or believe we should comply or which may otherwise impact us; the effects of additional legal and regulatory requirements to which we have or will become subject as a result of our total assets exceeding $10 billion; changes in estimates of future reserve requirements and minimum capital requirements, based upon the periodic review thereof under relevant regulatory and accounting standards, including changes in the Basel Committee framework establishing capital standards for bank credit, operations and market risks; the accuracy of the assumptions and estimates and the absence of technical error in implementation or calibration of models used to estimate the fair value of financial instruments or currently expected credit losses or delinquencies; inflation, changes in market interest rates, securities market and monetary fluctuations; changes in government-established interest rates or monetary policies; changes in the amount, cost and availability of deposit insurance; disruptions in the infrastructure that supports our business and the communities where we are located, which are concentrated in California, involving or related to physical site access, and/or communication facilities; cyber incidents, or theft or loss of Company or customer data or money; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, the effects of pandemic diseases, or extreme weather events, that affect electrical, environmental, computer servers, and communications or other services we use, or that affect our customers, employees or third parties with whom we conduct business; our timely development and acceptance of new banking products and services and the perceived overall value of these products and services by our customers and potential customers; the Company’s relationships with and reliance upon outside vendors with respect to certain of the Company’s key internal and external systems applications and controls; changes in commercial or consumer spending, borrowing and savings preferences or behaviors; technological changes and the expanding use of technology in banking and financial services (including the adoption of mobile banking, funds transfer applications, electronic marketplaces for loans, blockchain technology and other banking products, systems or services); our ability to retain and increase market share, retain and grow customers and control expenses; changes in the competitive environment among banks and other financial services and technology providers; competition and innovation with respect to financial products and services by banks, financial institutions and non-traditional providers including retail businesses and technology companies; volatility in the credit and equity markets and its effect on the general economy or local or regional business conditions or on the Company’s customers; fluctuations in the price of the Company’s common stock or other securities, and the resulting impact on the Company’s ability to raise capital or make acquisitions; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by the regulatory agencies, as well as by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard-setters; changes in our organization, management, compensation and benefit plans, and our ability to retain or expand our workforce, management team and/or our board of directors; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings (including any securities, bank operations, consumer or employee class action litigation); regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; our ongoing relations with our various federal and state regulators, including the SEC, Federal Reserve Board, FDIC and California DBO; our success at managing the risks involved in the foregoing items and all other factors set forth in the Company’s public reports, including our Annual Report on Form 10-K for the year ended December 31, 2018, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.